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                                                                   EXHIBIT 11(b)


INDEPENDENT AUDITORS' CONSENT

Homestead Funds, Inc:

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 33-35788 of Homestead Funds, Inc. of our report dated February 13, 1998 appearing in the Annual Report to Shareholders for the year ended December 31, 1997 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey
March 4, 1998